GCP Applied Technologies Reports Fourth Quarter and Full Year 2021 Results

ALPHARETTA, GA - March 1, 2022 - GCP Applied Technologies Inc. (NYSE: GCP) (GCP or the Company), a leading global provider of construction products, today announced financial and operating results for the fourth quarter and full year 2021.

Fourth Quarter 2021 Highlights
•Net sales $244.3 million, an increase of 0.7%
•Selling, general and administrative expenses of $64.6 million, a decrease of 1.7%
•Income from continuing operations attributable to GCP shareholders of $1.8 million
•Adjusted EBIT* of $18.8 million
•Adjusted EBITDA* of $31.0 million
•Adjusted EPS of $0.12

Full Year 2021 Highlights
•Net sales of $970.1 million, an increase of 7.4%
•Selling, general and administrative expenses of $254.6 million, a decrease of 3.7%
•Income from continuing operations attributable to GCP shareholders of $21.5 million
•Adjusted EBIT* of $87.1 million
•Adjusted EBITDA* of $133.0 million
•Adjusted EPS of $0.65
•Net cash provided by operating activities from continuing operations of $49.4 million

For the three months ended December 31, 2021, GCP reported net sales of $244.3 million compared with $242.7 million in the prior year quarter. Net Sales Constant Currency* were $245.3 million versus $242.7 million, an increase of 1.1% over the prior year quarter. Income from continuing operations attributable to GCP shareholders was $1.8 million compared with a loss of $0.8 million in the fourth quarter of 2020, while Adjusted EBIT* was $18.8 million a decrease of 30.9% versus the prior year quarter. Adjusted EBITDA* totaled $31.0 million, a decrease of 20.5% over the prior year quarter. Diluted earnings per share from continuing operations attributable to GCP shareholders was $0.02 versus a loss of $0.01 in the fourth quarter of 2020, while Adjusted EPS* was $0.12 compared with $0.22 in the prior year quarter.

"Demand was slightly better than forecast across both our business segments during the fourth quarter 2021. We experienced continued supply chain disruptions across all our business and we also had COVID-19 restrictions in some countries. Additionally, raw material and freight inflation continued to impact gross margins. During the quarter our average selling price increased, our selling, general and administrative costs continued to decrease and we worked hard on productivity improvements in our operations," commented Simon Bates, GCP’s President and Chief Executive Officer.

"I want to thank our employees for their commitment and dedication in a most challenging year. I very much appreciate their professionalism and focus on the customer as we work towards the closing of the transaction with Saint-Gobain."

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Merger Update

As previously announced, on December 6, 2021, GCP entered into a definitive agreement pursuant to which Saint-Gobain will acquire all of the outstanding shares of GCP Applied Technologies for $32.00 per share, in cash, in a transaction valued at approximately $2.3 billion (approximately €2.0 billion). The business combination was unanimously approved by the Boards of Directors of Saint-Gobain and GCP Applied Technologies respectively.

Closing of the transaction is subject to GCP Applied Technologies shareholders’ approval, antitrust approvals and satisfaction of other customary closing conditions with closing expected in the second half of 2022.

Total GCP Applied Technologies
($ Millions)

	Q4 2021	% Change	FY 2021	% Change
Net sales	$244.3	0.7%	$970.1	7.4%
Net Sales, Constant Currency*	$245.3	1.1%	$955.8	5.8%
Gross margin	32.6%	(690) bps	35.4%	(420) bps
Income from continuing operations attributable to GCP shareholders	$1.8	NM	$21.5	(78.6)%
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	0.7%	100 bps	2.2%	(890) bps
Diluted EPS from continuing operations attributable to GCP shareholders	$0.02	NM	$0.29	(78.8)%
Adjusted EPS*	$0.12	(45.5)%	$0.65	(11.0)%
Adjusted EBIT*	$18.8	(30.9)%	$87.1	(5.9)%
Adjusted EBIT Margin*	7.7%	(350) bps	9.0%	(130) bps
Adjusted EBITDA*	$31.0	(20.5)%	$133.0	(4.3)%
Adjusted EBITDA Margin*	12.7%	(340) bps	13.7%	(170) bps
Fourth Quarter 2021 Financial Update

•Net sales were $244.3 million, an increase of 0.7% compared with the prior year quarter primarily due to higher global construction activity and favorable pricing offset by decreases in volume and foreign currency translation.
•Gross margin was 32.6%, a decrease of 690 basis points compared with the prior year quarter, primarily due to higher raw material and logistics costs.
•Selling, general and administrative costs were $64.6 million, a decrease of 1.7% compared with the prior year quarter, was primarily due to lower employee-related costs resulting from restructuring programs and lower incentive compensation costs. These favorable impacts were partially offset by higher acquisition-related costs and facility costs related to the exit of the Cambridge, MA corporate headquarters.
•Income from continuing operations attributable to GCP shareholders was $1.8 million compared with loss of $0.8 million for the prior year quarter. The increase was primarily due to lower restructuring costs partially offset by higher mark-to-market pension gains.
•Adjusted EBIT* of $18.8 million decreased 30.9% primarily due to lower SCC and SBM operating income and higher corporate costs. Adjusted EBIT Margin* of 7.7% decreased 350 basis points compared with the prior year quarter.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

•Adjusted EBITDA* was $31.0 million, a decrease of 20.5% compared with the prior year quarter. Adjusted EBITDA Margin* decreased by 340 basis points basis points to 12.7% compared with the prior year quarter. The decrease was due to lower Adjusted EBIT*.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Fourth Quarter and Full Year Segment Performance

Specialty Construction Chemicals
($ Millions)

	Q4 2021	% Change	FY 2021	% Change
Net sales	$148.0	6.2%	$558.5	7.6%
Net Sales, Constant Currency*	$149.2	7.1%	$551.8	6.3%
Gross margin	31.3%	(760) bps	33.6%	(550) bps
Segment operating income	$10.2	(32.5)%	$39.3	(25.7)%
Segment operating margin	6.9%	(390) bps	7.0%	(320) bps

•Net sales were $148.0 million an increase of 6.2% compared with the prior year quarter due to improved construction activity in all geographies, higher pricing and favorable impact of foreign currency translation.
•Gross margin decreased 760 basis points to 31.3% primarily due to higher raw material and logistics partially offset by higher sales volumes.
•Segment operating margin decreased 390 basis points to 6.9% compared with the prior year quarter primarily due to lower gross margin.

SCC Full Year

•Net sales were $558.5 million an increase of 7.6% compared with the prior year. The increase was primarily due to higher sales volumes in certain geographies, higher pricing and favorable impact of foreign currency translation.
•Gross margin decreased 550 basis points to 33.6% compared with 2020 primarily due to higher raw material and logistic costs, partially offset by price and volume.
•Segment operating margin decreased 320 basis points to 7.0% compared with 2020 primarily due to lower gross margin.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	Q4 2021	% Change	FY 2021	% Change
Net sales	$96.3	(6.9)%	$411.6	7.1%
Net Sales, Constant Currency*	$96.1	(7.1)%	$404.0	5.1%
Gross margin	35.2%	(530) bps	38.3%	(240) bps
Segment operating income	$14.1	(28.4)%	$74.3	4.5%
Segment operating margin	14.6%	(450) bps	18.1%	(40) bps

•Net sales were $96.3 million, a decrease of 6.9%, compared with the prior-year quarter primarily due to lower volumes in most regions, partially offset by favorable impact of foreign currency translation and pricing.
•Gross margin decreased 530 basis points to 35.2% from the prior year quarter primarily due to higher raw material costs.
•Segment operating margin decreased 450 basis points to 14.6% compared with the prior year quarter primarily due to higher raw material costs.

SBM Full Year

•Net sales were $411.6 million, an increase of 7.1% compared with the prior-year period primarily due to higher volumes in all regions and the favorable impact of foreign currency translation.
•Gross margin decreased 240 basis point to 38.3% compared with 2020 primarily due to higher raw material costs partially offset by higher volumes.
•Segment operating margin decreased 40 basis points to 18.1% compared with 2020 primarily due to higher raw material costs, partially offset by lower operating costs.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Capital Allocation and Liquidity

GCP's cash balance at the end of the fourth quarter of 2021 was $500.6 million.

Investor Call

In light of GCP's recent entry into a definitive merger agreement with Saint-Gobain, GCP will not host a conference call or webcast to discuss fourth quarter and full year 2021 results.

Contact

Investors Relations
William I. Kent, IRC
Vice President, Investor Relations
T +1 (617) 498-4344
investors@gcpat.com

About GCP Applied Technologies

GCP Applied Technologies (NYSE: GCP) is a leading global provider of construction products that include high-performance specialty construction chemicals and building materials. GCP partners with producers, contractors, designers and engineers to achieve performance and sustainability goals. The company has a legacy of first to market and award-winning solutions that have been used to build some of the world’s most renowned structures. GCP is focused on continuous improvement for its customers, end-users and the environment.

For more information, visit GCP's website at www.gcpat.com.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; the potential impacts of global supply chain disruptions, increased cost inflation and potential price increases; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect, including, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K for the year ended December 31, 2021 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations (unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In millions, except per share amounts)
Net sales	$244.3	$242.7	$970.1	$903.2
Cost of goods sold	164.5	146.8	626.2	545.3
Gross profit	79.8	95.9	343.9	357.9
Selling, general and administrative expenses	64.6	65.7	254.6	264.5
Restructuring and repositioning expenses	10.7	15.3	33.3	30.3
Interest expense, net	5.7	5.2	22.5	21.5
Other (income) expenses, net	(5.6)	7.7	(0.4)	14.1
Gain on sale of corporate headquarters	—	—	—	(110.2)
Total costs	75.4	93.9	310.0	220.2
Income from continuing operations before income taxes	4.4	2.0	33.9	137.7
Income tax expense	(2.5)	(2.7)	(12.1)	(36.7)
Income from continuing operations	1.9	(0.7)	21.8	101.0
Income (loss) from discontinued operations, net of income taxes	—	0.1	(0.3)	(0.3)
Net income (loss)	1.9	(0.6)	21.5	100.7
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)	(0.3)	(0.5)
Net income (loss) attributable to GCP shareholders	$1.8	$(0.7)	$21.2	$100.2
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	1.8	(0.8)	21.5	100.5
Income (loss) from discontinued operations, net of income taxes	—	0.1	(0.3)	(0.3)
Net income (loss) attributable to GCP shareholders	$1.8	$(0.7)	$21.2	$100.2
Earnings Per Share Attributable to GCP Shareholders:
Basic earnings per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.02	$(0.01)	$0.29	$1.38
Income from discontinued operations, net of income taxes	—	—	—	(0.01)
Net income (loss) attributable to GCP shareholders	$0.02	$(0.01)	$0.29	$1.37
Weighted average number of basic shares	73.8	73.1	73.4	73.0
Diluted earnings per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.02	$(0.01)	$0.29	$1.37
Income from discontinued operations, net of income taxes	—	—	—	—
Net income (loss) attributable to GCP shareholders	$0.02	$(0.01)	$0.29	$1.37
Weighted average number of diluted shares	74.0	73.3	73.5	73.1

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)
	December 31,
(In millions, except par value and shares)	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$500.6	$482.7
Trade accounts receivable, net	162.4	169.4
Inventories	130.7	98.4
Current assets held for sale	22.0	—
Other current assets	45.9	41.2
Total Current Assets	861.6	791.7
Properties and equipment, net	213.2	225.6
Goodwill	205.5	215.0
Technology and other intangible assets, net	48.8	70.9
Other assets	117.5	114.4
Total Assets	$1,446.6	$1,417.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current maturities of long-term debt	$2.1	$2.8
Current liabilities held for sale	2.6	—
Accounts payable	102.3	87.8
Other current liabilities	124.9	133.8
Total Current Liabilities	231.9	224.4
Long-term debt	348.8	348.9
Defined benefit pension plans	56.5	62.9
Unrecognized tax benefits	41.1	41.0
Income taxes payable	24.1	28.4
Other liabilities	72.3	57.9
Total Liabilities	774.7	763.5
Commitments and Contingencies
Stockholders' Equity
Preferred Stock, par value $0.01; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 73,845,554 and 73,082,066, respectively	0.7	0.7
Paid-in capital	80.2	61.9
Accumulated earnings	731.5	710.3
Accumulated other comprehensive loss	(129.4)	(110.5)
Treasury stock	(13.8)	(10.7)
Total GCP Stockholders' Equity	669.2	651.7
Noncontrolling interests	2.7	2.4
Total Stockholders' Equity	671.9	654.1
Total Liabilities and Stockholders' Equity	$1,446.6	$1,417.6

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)
	Year Ended December 31,
	2021	2020
	(In millions)
OPERATING ACTIVITIES
Net income	$21.5	$100.7
Less: Loss from discontinued operations	(0.3)	(0.3)
Income from continuing operations	21.8	101.0
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	45.9	46.4
Provisions for expected credit losses and inventory obsolescence	7.8	6.7
Deferred income taxes	(7.0)	1.3
Stock-based compensation expense	5.8	4.6
Impairment of assets related to restructuring plans	8.0	2.3
Loss (gain) on disposal of assets and product lines	2.3	(110.0)
Unrealized loss on foreign currency	0.8	5.1
Other	1.5	1.5
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(2.7)	16.1
Inventories	(44.7)	(7.3)
Accounts payable	14.3	(2.3)
Pension assets and liabilities, net	(6.5)	(9.1)
Other assets and liabilities, net	2.1	17.0
Net cash provided by operating activities from continuing operations	49.4	73.3
Net cash used in operating activities from discontinued operations	(0.3)	(2.7)
Net cash provided by operating activities	49.1	70.6
INVESTING ACTIVITIES
Capital expenditures	(32.4)	(36.0)
Proceeds from sale of corporate headquarters, net of transaction costs	—	122.5
Other investing activities	0.2	0.6
Net cash (used in) provided by investing activities from continuing operations	(32.2)	87.1
FINANCING ACTIVITIES
Proceeds from exercise of stock options	11.4	1.1
Payments of tax withholding obligations related to employee equity awards	(1.7)	(1.7)
Repayments under credit arrangements	(1.1)	(1.9)
Payments on finance lease obligations	(0.7)	(0.8)
Borrowings under credit arrangements	0.5	2.2
Other financing activities	(1.0)	(0.9)
Net cash provided by (used in) financing activities from continuing operations	7.4	(2.0)
Effect of currency exchange rate changes on cash and cash equivalents	(6.4)	2.0
Increase in cash and cash equivalents	17.9	157.7
Cash and cash equivalents, beginning of year	482.7	325.0
Cash and cash equivalents, end of year	$500.6	$482.7

Analysis of Operations

The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months and years ended December 31, 2021 and 2020.

Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.

Non-GAAP Financial Measures

In this press release, the Company refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses U.S. GAAP and non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since non-GAAP measures provide additional transparency to GCP's core operations. These non-GAAP financial measures do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of GCP's performance. Investors should review the reconciliation of GCP’s non-GAAP financial measures to the comparable U.S. GAAP financial measures and should not rely on any single financial measure to evaluate GCP’s business.

In the tables below, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Net Sales Constant Currency - is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•Adjusted EBIT - is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.

•Adjusted EBITDA - is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•Adjusted Earnings Per Share - is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) costs related to legacy product, environmental and other claims; (iii) restructuring and repositioning expenses; (iv) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (v) third-party and other acquisition-related costs; (vi) tax indemnification adjustments; (vii) shareholder activism and other related costs; (viii) certain discrete tax items; (ix) gain on sale of corporate headquarters, net of related costs; and (x) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•Adjusted Gross Profit - is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•Adjusted Free Cash Flow - is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company's costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of its results of operations.

The Company does not provide U.S. GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(In millions, except per share amounts)
Net sales:
SCC	$148.0	$139.3	$558.5	$518.9
SBM	96.3	103.4	411.6	384.3
Total GCP net sales	$244.3	$242.7	$970.1	$903.2
Net sales by region:
North America	$132.8	$129.8	$519.6	$502.5
EMEA	46.9	46.3	195.8	172.6
Asia Pacific	47.6	53.4	191.9	180.8
Latin America	17.0	13.2	62.8	47.3
Total net sales by region	$244.3	$242.7	$970.1	$903.2
Net Sales, Constant Currency:
SCC	$149.2	$139.3	$551.8	$518.9
SBM	96.1	103.4	404.0	384.3
Total GCP Net Sales, Constant Currency (non-GAAP)	$245.3	$242.7	$955.8	$903.2
Adjusted EBIT(A):
SCC segment operating income	$10.2	$15.1	$39.3	$52.9
SBM segment operating income	14.1	19.7	74.3	71.1
Corporate costs(B)	(4.1)	(6.3)	(20.7)	(26.2)
Certain pension costs(C)	(1.4)	(1.3)	(5.8)	(5.2)
Adjusted EBIT (non-GAAP)	$18.8	$27.2	$87.1	$92.6
Restructuring and repositioning expenses	(10.7)	(15.3)	(33.3)	(30.3)
Pension MTM adjustment	10.3	(2.8)	10.3	(2.8)
Interest expense, net	(5.5)	(5.0)	(21.8)	(20.1)
Third-party and other acquisition-related costs	(5.3)	—	(8.7)	(0.7)
Income tax expense	(2.5)	(2.7)	(12.1)	(36.7)
Tax indemnification adjustments	(0.7)	(1.6)	(0.7)	(1.6)
Gain on Brazil tax recoveries, net (D)	—	—	3.3	—
Gain on sale of corporate headquarters	—	—	—	110.2
Shareholder activism and other related costs (E)	—	—	—	(9.5)
Legacy product, environmental and other claims	—	(0.6)	—	(0.6)
Loss on sale of product line	(0.8)	—	(0.8)	—
Acceleration of RSU vesting	(1.8)	—	(1.8)	—
Net income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$1.8	$(0.8)	$21.5	$100.5
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	0.7%	(0.3)%	2.2%	11.1%
Diluted EPS from continuing operations (GAAP)	$0.02	$(0.01)	$0.29	$1.37
Adjusted EPS (non-GAAP)	$0.12	$0.22	$0.65	$0.73

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
	(In millions)
Adjusted profitability performance measures:
Gross Profit:
SCC	$46.3	$54.2	(14.6)%	$187.9	$202.8	(7.3)%
SBM	33.9	41.9	(19.1)%	157.5	156.6	0.6%
Adjusted Gross Profit (non-GAAP)	$80.2	$96.1	(16.5)%	$345.4	$359.4	(3.9)%
Corporate costs and pension costs in cost of goods sold (C)	(0.4)	(0.2)	100.0%	(1.5)	(1.5)	—%
Total GCP Gross Profit (GAAP)	$79.8	$95.9	(16.8)%	$343.9	$357.9	(3.9)%
Gross Margin:
SCC	31.3%	38.9%	(7.6) pts	33.6%	39.1%	(5.5) pts
SBM	35.2%	40.5%	(5.3) pts	38.3%	40.7%	(2.4) pts
Adjusted Gross Margin (non-GAAP)	32.8%	39.6%	(6.8) pts	35.6%	39.8%	(4.2) pts
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.1)%	(0.1) pts	(0.2)%	(0.2)%	— pts
Total GCP Gross Margin (GAAP)	32.6%	39.5%	(6.9) pts	35.4%	39.6%	(4.2) pts
Adjusted EBIT(A)(B)(C):
SCC segment operating income	$10.2	$15.1	(32.5)%	$39.3	$52.9	(25.7)%
SBM segment operating income	14.1	19.7	(28.4)%	74.3	71.1	4.5%
Corporate and certain pension costs	(5.5)	(7.6)	(27.6)%	(26.5)	(31.4)	(15.6)%
Total GCP Adjusted EBIT (non-GAAP)	$18.8	$27.2	(30.9)%	$87.1	$92.6	(5.9)%
Depreciation and amortization:
SCC	$8.3	$7.4	12.2%	$28.9	$27.6	4.7%
SBM	3.4	3.9	(12.8)%	14.8	14.9	(0.7)%
Corporate	0.5	0.5	—%	2.2	3.9	(43.6)%
Total GCP depreciation and amortization	$12.2	$11.8	3.4%	$45.9	$46.4	(1.1)%
Adjusted EBITDA:
SCC	$18.5	$22.5	(17.8)%	$68.2	$80.5	(15.3)%
SBM	17.5	23.6	(25.8)%	89.1	86.0	3.6%
Corporate and certain pension costs	(5.0)	(7.1)	(29.6)%	(24.3)	(27.5)	(11.6)%
Total GCP Adjusted EBITDA (non-GAAP)	$31.0	$39.0	(20.5)%	$133.0	$139.0	(4.3)%
Adjusted EBIT Margin:
SCC	6.9%	10.8%	(3.9) pts	7.0%	10.2%	(3.2) pts
SBM	14.6%	19.1%	(4.5) pts	18.1%	18.5%	(0.4) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	7.7%	11.2%	(3.5) pts	9.0%	10.3%	(1.3) pts
Adjusted EBITDA Margin:
SCC	12.5%	16.2%	(3.7) pts	12.2%	15.5%	(3.3) pts
SBM	18.2%	22.8%	(4.6) pts	21.6%	22.4%	(0.8) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	12.7%	16.1%	(3.4) pts	13.7%	15.4%	(1.7) pts

___________________________________________________________________________________________________________________
(A)Our segment operating income includes only our share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to our manufacturing employees. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of our businesses
NM•Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

	Year Ended December 31,
	2021	2020
	(In millions)
Cash flow measure:
Net cash provided by operating activities from continuing operations	$49.4	$73.3
Capital expenditures	(32.4)	(36.0)
Free Cash Flow (non-GAAP)	17.0	37.3
Cash paid for restructuring and repositioning	27.6	15.1
Cash paid for third-party and other acquisition-related costs	4.7	0.7
Capital expenditures related to repositioning	0.3	4.1
Cash paid for shareholder activism and other related costs	—	11.1
Cash taxes related to gain on sale of corporate headquarters	(3.3)	14.6
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(5.6)	(6.6)
Adjusted Free Cash Flow (non-GAAP)	$40.7	$76.3
Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of our shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders' Meetings, as well as other related matters.

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Three Months Ended December 31,
	2021					2020
(In millions, except per share amounts)	Pre- Tax		Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)					$0.02				$(0.01)
Restructuring and repositioning expenses	$10.7		$1.6	$9.1	0.12	$15.3	$3.9	$11.4	0.16
Pension MTM adjustment	(10.3)		(2.7)	(7.6)	(0.10)	2.8	0.8	2.0	0.03
Third-party and other acquisition-related costs	5.3		1.4	3.9	0.05	—	—	—	—
Acceleration of RSU vesting	1.8	0	—	1.8	0.02	—	—	—	—
Tax indemnification adjustments	0.7		—	0.7	0.01	1.6	—	1.6	0.02
Loss on sale of product line	0.8		0.2	0.6	0.01	—	—	—	—
Legacy product, environmental and other claims	—		—	—	—	0.6	0.2	0.4	0.01
Gain on termination and curtailment of pension and other postretirement plans	—		—	—	—	—	—	—	—
Discrete tax and other items, including adjustments to uncertain tax positions	—		0.8	(0.8)	(0.01)	—	(0.7)	0.7	0.01
Adjusted EPS (non-GAAP)					$0.12				$0.22

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Year Ended December 31,
	2021				2020
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.29				$1.37
Restructuring and repositioning expenses	$33.3	$7.2	$26.1	0.35	$30.3	$7.6	$22.7	0.31
Pension MTM adjustment	(10.3)	(2.7)	(7.6)	(0.10)	2.8	0.9	1.9	0.03
Third-party and other acquisition-related costs	8.7	2.2	6.5	0.09	0.7	0.2	0.5	0.01
Gain on Brazil tax recoveries, net	(3.3)	(1.1)	(2.2)	(0.03)	—	—	—	—
Acceleration of RSU vesting	1.8	—	1.8	0.02	—	—	—	—
Loss on sale of product line	0.8	0.2	0.6	0.01	—	—	—	—
Tax indemnification adjustments	0.7	—	0.7	0.01	1.6	—	1.6	0.02
Shareholder activism and other related costs	—	—	—	—	9.5	2.4	7.1	0.10
Gain on sale of corporate headquarters	—	—	—	—	(110.2)	(28.0)	(82.2)	(1.12)
Legacy product, environmental and other claims	—	—	—	—	0.6	0.2	0.4	0.01
Discrete tax and other items, including adjustments to uncertain tax positions	—	(0.4)	0.4	0.01	—	(0.3)	0.3	—
Adjusted EPS (non-GAAP)				$0.65				$0.73